SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 27, 2010

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2010, (i) SHR St. Francis, L.L.C. (the “St. Francis Borrower”), an indirect wholly-owned subsidiary of Strategic Hotel Funding, L.L.C. (“SH Funding”), the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), and (ii) SHC Columbus Drive, LLC (the “Fairmont Borrower”, and together with the St. Francis Borrower, the “Borrowers”), a wholly-owned subsidiary of SH Funding, entered into a mortgage loan application (the “Loan Agreement”) with Metropolitan Life Insurance Company (“MetLife”) providing for the refinancing of the existing mortgage loans on the Westin St. Francis San Francisco hotel and Fairmont Chicago hotel (the “Refinancing”). Prior to the Refinancing, the St. Francis Borrower and the Fairmont Borrower each hold variable rate mortgage loans with MetLife, which include a $220.0 million loan secured by the Westin St. Francis hotel and a $123.75 million loan secured by the Fairmont Chicago hotel. Pursuant to the Loan Agreement, at the closing of the Refinancing, (i) the refinanced debt will be cross-collateralized with a total principal amount of $317.75 million, of which $220.0 million is allocated to the Westin St. Francis hotel and $97.75 million is allocated to the Fairmont Chicago hotel, (ii) the mortgage loans will be converted from LIBOR-based variable loans to fixed rate loans with interest payable monthly at an annual interest rate of 6.09%, (iii) the maturities of the loans will be extended until June 1, 2017, (iv) during approximately the initial 18-month period, the Borrowers shall pay interest only and thereafter, shall pay equal payments of interest and principal based on a 20-year amortization schedule, (v) principal of $26.0 million related to the mortgage loan on the Fairmont Chicago hotel will be repaid and (vi) a $5.5 million debt reserve will be established, which can be released in the future if certain thresholds prescribed in the Loan Agreement are met. Pursuant to the Loan Agreement, the Refinancing must be closed by July 11, 2010. However, the Company expects the Refinancing to close within the next 30 days. At the closing, the St. Francis Borrower and the Fairmont Borrower intend to issue promissory notes in the amount of $220.0 million and $97.75 million, respectively, in favor of MetLife and execute deeds of trust. In addition, each of the Borrowers intend to enter into a guaranty in favor of the lender that provides a guaranty of the obligations of the other Borrower on the terms specified therein. The loans and each guaranty are secured by, among other things, the Westin St. Francis San Francisco hotel and the Chicago Fairmont hotel.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Mortgage Loan Application, dated as of April 27, 2010, among SHR St. Francis, L.L.C., SHC Columbus Drive, LLC and Metropolitan Life Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2010

STRATEGIC HOTELS & RESORTS, INC.

By:	/S/ PAULA C. MAGGIO
Name:	Paula C. Maggio
Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Mortgage Loan Application, dated as of April 27, 2010, among SHR St. Francis, L.L.C., SHC Columbus Drive, LLC and Metropolitan Life Insurance Company